UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2022

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

On November 16, 2022, Judy C. Odom notified the Company of her decision to retire as a director of the Company effective at the end of her current elected term, which is the date of the Company’s next annual meeting of shareholders currently expected to be held in May 2023. As such, Ms. Odom will not stand for re-election at the shareholders meeting. Ms. Odom has provided over 20 years of outstanding service to the Board. She was first elected to the Board in 2002 and has served as lead independent director since 2020.

Amendment to Executive Stock Unit Program

On November 17, 2022, the Human Resources and Compensation Committee of the Board amended the 2005 Executive Stock Unit Program (“ESU Program”), effective January 1, 2023. Karl G. Glassman (Executive Chairman), J. Mitchell Dolloff (President & Chief Executive Officer), Jeffrey L. Tate (Executive VP & Chief Financial Officer), Steven K. Henderson (Executive VP, President – Specialized Products and Furniture, Flooring & Textile Products) and Scott S. Douglas (Senior VP – General Counsel & Secretary) are the Company’s named executive officers and participate in the ESU Program.

Below is a brief description of the terms and conditions of the ESU Program.

Diversified Investments. The ESU Program is a non-qualified, deferred compensation retirement program that allows our named executive officers and other key employees to make pre-tax deferrals of up to 10% of their compensation, above certain thresholds (“Participant Contributions”) into diversified investments (which are various investments including mutual funds, bonds, etc.). The Company also automatically makes a 17.65% contribution to the diversified investments acquired with Participant Contributions (“Premium Contributions”).

Stock Units. The Company automatically matches 50% of the Participant Contributions in Company stock units, purchased at a 15% discount (“Matching Contributions”), which may increase up to a 100% match (“Additional Matching Contributions”) based on the Company’s achievement of an annual performance metric under the Company’s Key Officers Incentive Plan (our annual incentive cash bonus plan). In addition, Company stock units held in the ESU Program accrue dividends, which are used to acquire additional stock units at a 15% discount (“Dividend Contributions”). One stock unit is equivalent to one share of Company common stock.

Vesting and Distribution. Participant Contributions and Premium Contributions (into diversified investments) vest when made. Matching Contributions, Additional Matching Contributions and Dividend Contributions (into stock units) vest once the executive has five years of service. The diversified investments and stock units are held until the executive’s employment is terminated, and then distributed in accordance with the distribution schedule elected by the executive. At distribution, the balance of the diversified investments is paid in cash, and, with respect to the named executive officers, the stock units are converted into Company common stock on a one-to-one basis.

The amendments to the ESU Program included:

a)

Definition of Disability Simplified. The definition of Disability was simplified to mean that the participant is unable to substantially perform duties and responsibilities by reason of any accident or illness that can be expected to result in death or to last for a continuous period of not less than one year.

b)

Definition of Retirement Added. The definition of Retirement was added to mean a participant’s termination, other than for cause, occurring (i) on or after age 65, or (ii) on or after the date at which the combination of the participant’s age and years of service is greater than or equal to 70 years.

c)

Diversified Investments as Notional Investments Clarified. Since the Company does not actually purchase the diversified investments for or on behalf of the participant, a provision was added to clarify that diversified investments in the ESU Program are notional investments such that the participant’s investment in diversified investments is merely an obligation by the Company to pay an amount that provides the same return (positive or negative) as the selected diversified investment.

d)

Participants as Unsecured Creditors Clarified. A provision was added to clarify that the Company’s obligation to participants with respect to the diversified investments and stock units is a mere promise to pay money or issue common stock in the future, and any participant will have the status of a general unsecured creditor of the Company.

e)

Definition of Fair Market Value Changed. The definition of Fair Market Value was changed to state that in the absence of sales on a given date, Fair Market Value means the closing price of our common stock on the NYSE on the last day on which a sale occurred prior to such date. Before the amendment, the definition stated that, in the absence of sales on a given date, Fair Market Value was the closing price of our common stock on the NYSE on the following day on which a sale occurred.

f)

Vesting Provisions Changed. In order to be vested in stock units acquired under the ESU Program, generally, a participant must have 5 years of service. Prior to the amendment, a participant did not receive credit for a year of service in any year where the participant was eligible to make contributions to the ESU Program or the Company’s former Stock Bonus Plan but declined to do so. The amendment eliminated this contribution requirement.

g)

Compensation Threshold for Contributions Updated. The amendment updated the compensation threshold above which participants can contribute a percentage of compensation to the ESU Program to $31,621 for 2023. This threshold is updated annually.

h)

Performance Measure for Additional Matching Contributions Changed. Prior to the amendment, the ESU Program specifically made reference to Return on Capital Employed for the applicable calendar year as the financial metric used to determine whether the Additional Matching Contributions would be made by the Company. The amendment updated this provision to make reference to the “primary performance metric” under the Company’s Key Officers Incentive Plan for the applicable calendar year.

i)

Dividend Contributions Acquire Stock Units at 15% Discount Clarified. The amendment clarifies that the Company will make Dividend Contributions to the participant’s account equal to the per share cash dividend on the number of stock units credited to the participant on the dividend record date, and will use the Dividend Contributions to acquire stock units on behalf of the participant at a price equal to 85% of the Fair Market Value of a share of common stock on the date such Dividend Contributions are made.

j)

Elections During Blackout Restrictions Prohibited. Normally, participant elections for contribution percentages must be made by December 31 of the year prior to the year the compensation is earned. However, newly eligible participants may make elections within 30 days of first becoming eligible for participation. The amendment clarified that (i) with respect to existing and newly eligible participants, no election can be made during a period where blackout restrictions exist under the Company’s insider trading policy or applicable law (the “Blackout Restrictions”) and (ii) the 30-day period applicable to newly eligible participants’ elections does not include any period during the Blackout Restrictions.

k)

Settlement of Stock Units of Section 16 Officers in Common Stock Required. Prior to the amendment, the ESU Program provided that although the Company intends to settle participants’ stock units in shares of Company common stock, the Company reserves the right to pay the value of the stock units in cash. This provision was amended to require the settlement of stock units owned by the Company’s officers subject to Section 16 of the Securities Exchange Act of 1934 (which includes all of the above named executive officers) in shares of common stock.

l)	Data Privacy Provision Added. A provision regarding the collection, usage and privacy of participants’ personal data was added.

The foregoing is only a summary of certain terms and conditions of the ESU Program, and the amendments to the ESU Program, and is qualified in its entirety by reference to such ESU Program which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*,**	The Company’s 2005 Executive Stock Unit Program, as amended and restated, effective January 1, 2023

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.
**	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 21, 2022	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President –
General Counsel & Secretary

5